AGREEMENT AND PLAN OF REORGANIZATION


          THIS AGREEMENT ("Plan") is made this 18th day of December, 1998, among Micro-Hydro Power, Inc., a Delaware corporation ("Micro-Hydro" or the "Company"); The Kingsley Coach, L.L.C., a Louisiana limited liability company ("Kingsley"); and the equity interest holders of Kingsley who are listed on Exhibit A hereto (the Kingsley Stockholders ).

                           W I T N E S S E T H:

                                 RECITALS

          WHEREAS, the respective Boards of Directors of Micro-Hydro and Kingsley and the Kingsley Stockholders have adopted resolutions pursuant to which Micro-Hydro shall acquire and Kingsley shall exchange the assets and liabilities described in Exhibit B hereof (hereinafter, respectively, the "Assets" or the Liabilities ), which is incorporated herein by reference; and

          WHEREAS, the sole consideration for the Assets shall be the exchange of 7,000,000 "unregistered" and "restricted" shares of $0.00001 par value common stock of Micro-Hydro, and the assumption of the Liabilities; and

          WHEREAS, the Kingsley Stockholders shall acquire in exchange such shares of the Company in a reorganization within the meaning of Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended;

          NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, it is agreed:

                                 Section 1

                      Purchase and Sale of the Assets

          1.1 Purchase and Sale. Micro-Hydro hereby agrees to acquire and Kingsley hereby agrees to exchange the Assets owned by Kingsley as of the completion of the Plan (the Closing ).

          1.2 Consideration for the Assets. The consideration paid for the Assets shall consist solely of 7,000,000 "unregistered" and "restricted" shares of $0.00001 par value common stock of Micro-Hydro to be issued in exchange therefor, and the assumption of the Liabilities..

          1.3 Delivery of Shares. Upon the execution and delivery by Kingsley of an assignment or assignments and other instruments, to the extent required or necessary, to transfer the Assets to Micro-Hydro, Micro-Hydro shall deliver one stock certificate or certificates to each of the Kingsley Stockholders in the amount set opposite their respective names as listed on Exhibit A hereto representing 7,000,000 "unregistered" and "restricted" shares of common stock of Micro-Hydro in the aggregate.

          1.4 Further Assurances. At the Closing and from time to time thereafter, Kingsley shall execute such additional instruments and take such other action as Micro-Hydro may request in order to exchange and transfer clear title and ownership in the Assets to Micro-Hydro.

          1.5 Resignation of Present Directors and Executive Officers and Designation of New Directors and Executive Officers. On Closing, the present directors and executive officers of Micro-Hydro shall resign, in seriatim, and designate the directors and executive officers nominated by Kingsley to serve in their place and stead, until the next respective annual meetings of the stockholders and Board of Directors of Micro-Hydro, and until their respective successors shall be elected and qualified or until their respective prior resignations or terminations, who shall be: Ralph Dickenson, Chairman, CEO and President; Verdo (Bert) Lancaster, Vice President and Director; Richard Duston, Secretary/Treasurer and Director; Russell Ratliff, non-voting member of the Board of Directors; Catherine Dickenson, Director; and James Whitehead, Director.

          1.6  Change of Name and Reverse Split.   Subsequent to the
Closing of this Plan, the Company shall adopt such resolutions as necessary for the preparation and mailing to stockholders of an Information Statement for the purpose of amending the Company s Articles of Incorporation to change the name of the Company to "The Kingsley Coach, Inc. and to effect a reverse split of its outstanding post-Plan common stock on a basis of one for two (reducing the post-Plan common outstanding shares [10,100,010 shares] to 5,050,005 shares), while retaining the current par value and authorized shares, with appropriate adjustments in the additional paid in capital and stated capital accounts of Micro-Hydro.

          1.7 Compensation Agreement. Subject to the Closing of the Plan and pursuant to a written compensation agreement with certain consultants engaged by Micro-Hydro and certain executive officers and directors of Micro-Hydro, Micro-Hydro shall issue 300,000 pre-split shares of its common stock for non-capital raising services rendered, and which shares shall be registered with the Securities and Exchange Commission on Form S-8.

          1.8 Grant of Credit. Subject to the Closing of the Plan, a $175,000 credit shall be accorded Jenson Services, Inc., a Utah corporation and financial consulting firm ( Jenson Services ), toward the purchase of a
 Kingsley Coach, for services rendered in connection with the Plan, and Jenson Services shall be required to provide the Tractor for the Kingsley Coach.

          1.9 Closing. The Plan will be deemed to be closed on receipt of the signatures of Kingsley Stockholders holding 80% of the current outstanding equity of Kingsley.

                                 Section 2

                                  Closing

          The Closing contemplated by Section 1 shall be held at the offices of Leonard W. Burningham, Esq., Suite 205 Hermes Building, 455 East 500 South, Salt Lake City, Utah 84111, on or before ten days following the execution and delivery of this Plan, unless another place or time is agreed upon in writing by the parties. The Closing may be accomplished by wire, express mail or other courier service, conference telephone communications or as otherwise agreed by the respective parties or their duly authorized representatives.

                                 Section 3

               Representations and Warranties of Micro-Hydro

          Micro-Hydro represents and warrants to, and covenants with, the Kingsley Stockholders and Kingsley as follows:

          3.1 Corporate Status. Micro-Hydro is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary (Delaware only.) Micro-Hydro is a publicly held Company, having previously and lawfully offered and sold a portion of its securities in accordance with applicable federal and state securities laws, rules and regulations. There is presently no established public market for these or any other securities of Micro-Hydro, though Micro-Hydro has a Symbol on the OTC Bulletin Board of MPHI.

          3.2 Capitalization. The current pre-Plan authorized capital stock of Micro-Hydro consists of 30,000,000 shares of $0.00001 par value common voting stock, of which 300,010 shares are issued and outstanding, all fully paid and non-assessable. Except as otherwise provided herein, there are no outstanding options, warrants or calls pursuant to which any person has the right to purchase any authorized and unissued common stock of Micro-Hydro.

          3.3  Financial Statements.  The financial statements of Micro-
Hydro furnished to the Kingsley Stockholders and Kingsley, consisting of audited financial statements for the years ended December 31, 1997 and 1996, attached hereto as Exhibit C, and unaudited balance sheet and statement of operations for the nine months ended September 30, 1998, attached hereto as Exhibit C-1 and incorporated herein by reference, are correct and fairly present the financial condition of Micro-Hydro at such dates and for the periods involved; such statements were prepared in accordance with generally accepted accounting principles consistently applied, and no material change has occurred in the matters disclosed therein, except as indicated in Exhibit D, which is attached hereto and incorporated herein by reference. Such financial statements do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

          3.4 Undisclosed Liabilities. Micro-Hydro has no liabilities of any nature except to the extent reflected or reserved against in its balance sheets, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities and interest due or to become due, except as set forth in Exhibit D.

          3.5 Interim Changes. Since the date of its balance sheets, except as set forth in Exhibit D, there have been no (1) changes in financial condition, assets, liabilities or business of Micro-Hydro which, in the aggregate, have been materially adverse; (2) damages, destruction or losses of or to property of Micro-Hydro, payments of any dividend or other distribution in respect of any class of stock of Micro-Hydro, or any direct or indirect redemption, purchase or other acquisition of any class of any such stock; or
(3) increases paid or agreed to in the compensation, retirement benefits or other commitments to its employees.

          3.6 Title to Property. Micro-Hydro has good and marketable title to all properties and assets, real and personal, reflected in Micro-Hydro balance sheets, and the properties and assets of Micro-Hydro are subject to no mortgage, pledge, lien or encumbrance, except for liens shown therein or in Exhibit D, with respect to which no default exists.

          3.7 Litigation. There is no litigation or proceeding pending, or to the knowledge of Micro-Hydro, threatened, against or relating to Micro-Hydro, its properties or business, except as set forth in Exhibit D. Further, no officer, director or person who may be deemed to be an affiliate of Micro-Hydro is party to any material legal proceeding which could have an adverse effect on Micro-Hydro (financial or otherwise), and none is party to any action or proceeding wherein any has an interest adverse to Micro-Hydro.

          3.8 Books and Records. From the date of this Plan to the Closing, Micro-Hydro will (1) give to the Kingsley Stockholders and Kingsley or their respective representatives full access during normal business hours to all of Micro-Hydro offices, books, records, contracts and other corporate documents and properties so that the Kingsley Stockholders and Kingsley or their respective representatives may inspect and audit them; and (2) furnish such information concerning the properties and affairs of Micro-Hydro as the Kingsley Stockholders and Kingsley or their respective representatives may reasonably request.

          3.9 Tax Returns. Micro-Hydro has filed all federal and state income or franchise tax returns required to be filed or has received currently effective extensions of the required filing dates.

          3.10 Confidentiality. Until the Closing (and thereafter if there is no Closing), Micro-Hydro and its representatives will keep confidential any information which they obtain from the Kingsley Stockholders or from Kingsley concerning the properties, assets and business of Kingsley. If the transactions contemplated by this Plan are not consummated by December 31, 1998, Micro-Hydro will return to Kingsley all written matter with respect to Kingsley obtained by Micro-Hydro in connection with the negotiation or consummation of this Plan.

          3.11 Corporate Authority. Micro-Hydro has full corporate power and authority to enter into this Plan and to carry out its obligations hereunder and will deliver to the Kingsley Stockholders and Kingsley or their respective representatives at the Closing a certified copy of resolutions of its Board of Directors authorizing execution of this Plan by Micro-Hydro officers and performance thereunder, and the directors adopting and delivering such resolutions are the duly elected and incumbent director of Micro-Hydro.

          3.12 Due Authorization. Execution of this Plan and performance by Micro-Hydro hereunder have been duly authorized by all requisite corporate action on the part of Micro-Hydro, and this Plan constitutes a valid and binding obligation of Micro-Hydro and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of Micro-Hydro.

          3.13 Environmental Matters. Micro-Hydro has no knowledge of any assertion by any governmental agency or other regulatory authority of any environmental lien, action or proceeding, or of any cause for any such lien, action or proceeding related to the business operations of Micro-Hydro or Micro-Hydro predecessors. In addition, to the best knowledge of Micro-Hydro, there are no substances or conditions which may support a claim or cause of action against Micro-Hydro or any of Micro-Hydro current or former officers, directors, agents or employees, whether by a governmental agency or body, private party or individual, under any Hazardous Materials Regulations.
 Hazardous Materials means any oil or petrochemical products, PCB s, asbestos, urea formaldehyde, flammable explosives, radioactive materials, solid or hazardous wastes, chemicals, toxic substances or related materials, including, without limitation, any substances defined as or included in the
definition of  hazardous substances,   hazardous wastes,   hazardous
materials,  or  toxic substances  under any applicable federal or state laws
or regulations.   Hazardous Materials Regulations  means any regulations
governing the use, generation, handling, storage, treatment, disposal or release of hazardous materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act and the Federal Water Pollution Control Act.

          3.14 Access to Information Regarding Kingsley. Micro-Hydro acknowledges that it has been delivered copies of what has been represented to be documentation containing all material information respecting Kingsley and Kingsley s present and contemplated business operations, potential acquisitions, management and other factors; that it has had a reasonable opportunity to review such documentation and discuss it, to the extent desired, with Micro-Hydro s legal counsel, directors and executive officers; that it has had, to the extent desired, the opportunity to ask questions of and receive responses from the directors and executive officers of Kingsley, and with the legal and accounting firms of Kingsley, with respect to such documentation; and that to the extent requested, all questions raised have been answered to Micro-Hydro s complete satisfaction.

                                 Section 4

           Representations, Warranties and Covenants of Kingsley
                      and the Kingsley Stockholders

          Kingsley and the Kingsley Stockholders represent and warrant to, and covenant with, Micro-Hydro as follows:

          4.1 Ownership. Kingsley owns the Assets, free and clear of any liens or encumbrances of any type or nature whatsoever, except the Liabilities, and Kingsley has full right, power and authority to convey these Assets without qualification.

          4.2 Condition of the Assets. At the time of Closing, the Assets shall be in good and marketable condition, suitable for the uses for which they were intended and, reasonable wear and tear excepted, shall be free of any material defect.

          4.3 Corporate Status. Kingsley is a limited liability Company duly organized, validly existing and in good standing under the laws of the State of Louisiana and is licensed or qualified as a foreign corporation in all states or foreign countries and provinces in which the nature of Kingsley s business or the character or ownership of Kingsley properties makes such licensing or qualification necessary.

          4.4 Corporate Authority. Kingsley has full corporate power and authority to enter into this Plan and to carry out its obligations hereunder and will deliver to Micro-Hydro or Micro-Hydro representatives at the Closing a certified copy of resolutions of its Board of Directors authorizing execution of this Plan by Kingsley s officers and performance thereunder, and the directors adopting and delivering such resolutions are the duly elected and incumbent directors of Kingsley.

          4.5 Due Authorization. Execution of this Plan and performance by Kingsley hereunder have been duly authorized by all requisite corporate action on the part of Kingsley, and this Plan constitutes a valid and binding obligation of Kingsley and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of Kingsley.

          4.6 No Inventory. None of the Assets constitute inventory of Kingsley and the principal business of Kingsley is not the sale of merchandise from stock.

          4.7 Further Assurances of Kingsley. Kingsley will execute such assignment or assignments and will perform such other acts as will enable Micro-Hydro to take good and marketable title to the Assets.

          4.8  Investment Intent.  The Kingsley Stockholders are acquiring the restricted securities of Micro-Hydro to be exchanged and delivered to them under this Plan for investment and not with a view to the sale or distribution thereof, and the Kingsley Stockholders have no commitment or present intention to liquidate the Micro-Hydro or to sell or otherwise dispose
of the Micro-Hydro shares.   The Kingsley Stockholders shall execute and
deliver to Micro-Hydro on the Closing an Investment Letter attached hereto as Exhibit G and incorporated herein by reference, acknowledging the "unregistered" and "restricted" nature of the shares of Micro-Hydro being received under the Plan in exchange for the Kingsley Shares, and receipt of certain material information regarding Micro-Hydro.

          4.9 Financial Statements. The financial statements of Kingsley furnished to Micro-Hydro, consisting of a balance sheet dated October 31, 1998, attached hereto as Exhibit E, and incorporated herein by reference, are correct and fairly present the financial condition of Kingsley as of the date and for the period involved, and such statements were prepared in accordance with generally accepted accounting principles consistently applied, and no material change has occurred in the matters disclosed therein, except as indicated in Exhibit F, which is attached hereto and incorporated herein by reference. These financial statements do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

          4.10 Confidentiality. Until the Closing (and continuously if there is no Closing), Kingsley, the Kingsley Stockholders and their representatives will keep confidential any information which they obtain from Micro-Hydro concerning Micro-Hydro properties, assets and business. If the transactions contemplated by this Plan are not consummated by December 31, 1998, Kingsley and the Kingsley Stockholders will return to Micro-Hydro all written matter with respect to Micro-Hydro obtained by them in connection with the negotiation or consummation of this Plan.

          4.11 Environmental Matters. Kingsley has no knowledge of any assertion by any governmental agency or other regulatory authority of any environmental lien, action or proceeding, or of any cause for any such lien, action or proceeding related to the business operations of Kingsley or Kingsley s predecessors. In addition, to the best knowledge of Kingsley, there are no substances or conditions which may support a claim or cause of action against Kingsley or any of Kingsley s current or former officers, directors, agents or employees, whether by a governmental agency or body, private party or individual, under any Hazardous Materials Regulations.
 Hazardous Materials means any oil or petrochemical products, PCB s, asbestos, urea formaldehyde, flammable explosives, radioactive materials, solid or hazardous wastes, chemicals, toxic substances or related materials, including, without limitation, any substances defined as or included in the
definition of  hazardous substances,   hazardous wastes,   hazardous
materials,  or  toxic substances  under any applicable federal or state laws
or regulations.   Hazardous Materials Regulations  means any regulations
governing the use, generation, handling, storage, treatment, disposal or release of hazardous materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act and the Federal Water Pollution Control Act.

          4.12 Access to Information Regarding Micro-Hydro. Kingsley and the Kingsley Stockholders acknowledge that they have been delivered copies of what has been represented to be documentation containing all material information respecting Micro-Hydro and Micro-Hydro present and contemplated business operations, potential acquisitions, management and other factors; that they have had a reasonable opportunity to review such documentation and discuss it, to the extent desired, with their legal counsel, directors and executive officers; that they have had, to the extent desired, the opportunity to ask questions of and receive responses from the directors and executive officers of Micro-Hydro, and with the legal and accounting firms of Micro-Hydro, with respect to such documentation; and that to the extent requested, all questions raised have been answered to their complete satisfaction.

                                 Section 5

Conditions Precedent to Obligations of Kingsley and the Kingsley Stockholders

          All obligations of Kingsley and the Kingsley Stockholders under this Plan are subject, at their option, to the fulfillment, before or at the Closing, of each of the following conditions:

          5.1 Representations and Warranties True at Closing. The representations and warranties of Micro-Hydro contained in this Plan shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects and shall survive the Closing.

          5.2 Due Performance. Micro-Hydro shall have performed and complied with all of the terms and conditions required by this Plan to be performed or complied with by it before the Closing.

          5.3  Officers' Certificate.  Kingsley and the Kingsley
Stockholders shall have been furnished with a certificate signed by the President of Micro-Hydro, in such capacity, attached hereto as Exhibit H and incorporated herein by reference, dated as of the Closing, certifying (1) that all representations and warranties of Micro-Hydro contained herein are true and correct; and (2) that since the date of the financial statements (Exhibits C and C-1 hereto), there has been no material adverse change in the financial condition, business or properties of Micro-Hydro, taken as a whole.

          5.4  Opinion of Counsel of Micro-Hydro.  Kingsley and the
Kingsley Stockholders shall have received an opinion of counsel for Micro-Hydro, dated as of the Closing, to the effect that (1) the representations of Sections 3.1, 3.2 and 3.11 are correct; (2) except as specified in the opinion, counsel knows of no inaccuracy in the representations in 3.5, 3.6 or 3.7; and (3) the shares of Micro-Hydro to be issued to the Kingsley Stockholders under this Plan will, when so issued, be validly issued, fully paid and non-assessable.

          5.5 Assets and Liabilities of Micro-Hydro. Unless otherwise agreed, Micro-Hydro shall have no assets and no liabilities at Closing, and all costs, expenses and fees incident to the Plan shall have been paid.

          5.6 Resignation of Directors and Executive Officers and Designation of New Directors and Executive Officers. The present directors and executive officers of Micro-Hydro shall resign, and shall have designated nominees of Kingsley as outlined in Section 1.6 hereof as directors and executive officers of Micro-Hydro to serve in their place and stead, until the next respective annual meetings of the stockholders and Board of Directors of Micro-Hydro, and until their respective successors shall be elected and qualified or until their respective prior resignations or terminations.

          5.7  Name Change and Reverse Split of Micro-Hydro.   Subsequent
to the Closing of this Plan, the Company shall adopt such resolutions as necessary for the preparation and mailing to stockholders of an Information Statement for the purpose of amending the Company s Articles of Incorporation to change the name of the Company to "The Kingsley Coach, Inc. and to effect a reverse split of its outstanding common stock on a basis of one for two, while retaining the current par value and authorized shares, with appropriate adjustments in the additional paid in capital and stated capital accounts of Micro-Hydro.

                                 Section 6

            Conditions Precedent to Obligations of Micro-Hydro

          All obligations of Micro-Hydro under this Plan are subject, at Micro-Hydro option, to the fulfillment, before or at the Closing, of each of the following conditions:

          6.1 Representations and Warranties True at Closing. The representations and warranties of Kingsley and the Kingsley Stockholders contained in this Plan shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects and shall survive the Closing.

          6.2 Due Performance. Kingsley and the Kingsley Stockholders shall have performed and complied with all of the terms and conditions required by this Plan to be performed or complied with by them before the Closing.

          6.3 Officers' Certificate. Micro-Hydro shall have been furnished with a certificate signed by the President of Kingsley, in such capacity, attached hereto as Exhibit I and incorporated herein by reference, dated as of the Closing, certifying (1) that all representations and warranties of Kingsley and the Kingsley Stockholders contained herein are true and correct; and (2) that since the date of the financial statements (Exhibit
E), there has been no material adverse change in the financial condition, business or properties of Kingsley, taken as a whole.

          6.4 Books and Records. The Kingsley Stockholders or the Board of Directors of Kingsley shall have caused Kingsley to make available all books and records of Kingsley, including minute books and stock transfer records; provided, however, only to the extent requested in writing by Micro-Hydro at Closing.

                                 Section 7

                                Termination

          Prior to Closing, this Plan may be terminated (1) by mutual consent in writing; (2) by either the sole director of Micro-Hydro or Kingsley and the Kingsley Stockholders if there has been a material misrepresentation or material breach of any warranty or covenant by the other party; or (3) by either the sole director of Micro-Hydro or Kingsley and the Kingsley Stockholders if the Closing shall not have taken place, unless adjourned to a later date by mutual consent in writing, by the date fixed in Section 2.

                                 Section 8

                            General Provisions

          8.1 Further Assurances. At any time, and from time to time, after the Closing, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Plan.

          8.2 Waiver. Any failure on the part of any party hereto to comply with any of Micro-Hydro obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

          8.3 Brokers. Each party represents to the other parties hereunder that no broker or finder has acted for it in connection with this Plan, and agrees to indemnify and hold harmless the other parties against any fee, loss or expense arising out of claims by brokers or finders employed or alleged to have been employed by he/she/it.

          8.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, as follows:

               If to Micro-Hydro:  5525 South 900 East, Suite 110
                                   Salt Lake City, Utah 84117

               With a copy to:     Leonard W. Burningham, Esq.
                                   Suite 205 Hermes Building
                                   455 East 500 South Street
                                   Salt Lake City, Utah 84111

               If to Kingsley:     6510 South Acres
                                   Houston, Texas 77048


               If to the Kingsley
               Stockholders:       To the addresses listed on Exhibit A


          8.5 Entire Agreement. This Plan constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation, or communication, whether oral or written, including the Letter of Intent dated November 8, 1998, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

          8.6 Headings. The section and subsection headings in this Plan are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Plan.

          8.7 Governing Law. This Plan shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, except to the extent pre-empted by federal law, in which event (and to that extent only), federal law shall govern.

          8.8 Assignment. This Plan shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided however, that any assignment by any party of Micro-Hydro s rights under this Plan without the prior written consent of the other parties shall be void.

          8.9 Counterparts. This Plan may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          8.10 Default. In the event of any default hereunder, the prevailing party in any action to enforce the terms and provisions hereof shall be entitled to recover reasonable attorney's fees and related costs.

          IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Reorganization effective the day and year first above written.

                                   MICRO-HYDRO POWER, INC.


Date: 12/18/98                     By/S/Quinton Hamilton
                                        Quinton Hamilton, President



                                   THE KINGSLEY COACH, INC.


Date: 12/17/98                     By/s/Ralph Dickenson
                                        Ralph Dickenson, Chairman

                   AGREEMENT AND PLAN OR REORGANIZATION
                        COUNTERPART SIGNATURE PAGE

     This Counterpart Signature Page for that certain AGREEMENT AND PLAN OF REORGANIZATION (the "Plan") dated as of the 17th day of December, 1998, among Micro-Hydro Power, Inc., a Delaware corporation ("Micro-Hydro"); The Kingsley Coach, L.L.C., a Louisiana limited liability company ("Kingsley"); and the equity interest holders of Kingsley who are signatories thereto is executed by the undersigned, an equity interest holder in Kingsley as of the date first written above. The undersigned, through execution and delivery of this Counterpart Signature page, intends to be legally bound by the terms of the Agreement.

                              DKR, Inc.

                              Catherine Dickenson

                              by:/s/Catherine Dickenson

                              1828 Holloway Road
                              Lebanon, TN 37090

                              Verdo Lancaster

                              by:/s/Verdo Lancaster

                              33236 Walker Road North
                              Walker, LA 70785

                              Richard Duston

                              /s/Richard Duston

                              904 College Street
                              Columbus, MS 39701

                                 EXHIBIT A

                  STOCKHOLDERS OF THE KINGSLEY COACH,
                                 L.L.C.



                                             Number of Shares of
                         Equity Interest         Micro-Hydro
                             Owned of              to be
Name and Address             Kingsley         Received in Exchange


DRK, Inc.                   43.75%              3,062,500
14010 Sunfish Lake Blvd.
Anoka, MN 55303


Verdo Lancaster             43.75%              3,062,500
33236 Walker Road North
Walker, LA 70785

Richard Duston              12.5%                 875,000
904 College Street
Columbus, MS 39701

                                 EXHIBIT B

                         ASSETS AND LIABILITIES OF

                        THE KINGSLEY COACH, L.L.C.

                          AS OF OCTOBER 31, 1998

ACCOUNTS PAYABLE            Current-30           60        90     over 90
10/31/98
AIT Freight                                                          955.48
Air Dreco                     114.21
Air Engineering               165.53
Austin Hardware               337.82
American Trucker                                                    1100.00
American Trucking On                                                4000.00
Arriving Magazine                                      1015.00      1315.00
BFI                           152.28
BRT Leasing                  1925.00
Belmont Publishing           3435.00
Bus conversion                                          350.75       253.00
CL Alloys                     235.00     6032.58
City of Houston                38.15
Citibank                     6455.41
Deutsche Financial           1700.10
E & G Transportation                      230.00
Family Motor Coach                                                  250.00
Foss Manufacturing                                                  112.00
Jim Gibson                                                           23.52
Gulf Coast MSO                                          233.00
HL&P                          590.00
Houston Freightliner          194.32      799.48
Hutton Communcation                      1651.79       1487.93
IRS                                                               20924.95
Kingsley Coach SE             144.40
LaRose of Memphis                                                   400.75
Lewisburg Builders                                                  341.79
Natl Trust Exchange                                                4165.56
Truck Paper                   580.00
Jack Patterson                117.42
Performance Magazine                                                199.00
POPP Telcom                   248.34
R & B Inc.                                             330.30       370.65
Reliastar Inc.                451.30
Brad Rhorer                  2295.00
Paul Selmar                   440.00
Shorewood RV                                                        375.93
Shriver Ins.                  789.18
Smart Power                                                        4250.00
SW Bell                      1751.83
Stewart & Stevenson                                                2407.27
TX Workforce Comm                                                   988.29
Ticketman                                                           932.00
Transportation Equip News                  3032.00     1500.00
State of TN                                                         479.00
Steel Supply                  329.20
Thor America                   43.25
UPS                                                                 740.13
University Loft                50.37
Vanner                                                             1359.75
Viking Office Products                                              174.34
Wilson Art                                              174.72

TOTALS                    $23108.41    $14035.85      $7148.70   $49723.52

                              KINGSLEY COACH
Inventory October 31, 1998

Qty  Description                             Each      Extended Cost
1    Roof Cap Moulding                                 $10,000.00
1    Rear Cap Moulding                                   8,000.00
2    Rear Fender Mold                        5,000.00   10,000.00
2    Front Step Mold                         5,000.00   10,000.00
1    Side Faring Mold                                    3,000.00
1    Side Faring Extension mold                          1,000.00
1    3/4" Drill press                                      900.00
1    Radial Arm Saw                                      2,500.00
4    material stands with bins               1,000.00    4,000.00
1    Ramco Band saw                                      2,500.00
1    M16 millermatic 250 welder                          2,700.00
1    10" Table Saw                                         800.00
2    Modular Work Tables                       400.00      800.00
2    Tail Light Assembly molds                 200.00      400.00
1    Hydralic Pipe & Tubing Bender                         800.00
1    50" Brake Press                                       600.00
1    36" Brake Press                                       250.00
3    Mobile Work Tables                        100.00      300.00
1    Thermal Dyamier Plasma Cutter                       2,300.00
1    Oxygen/Acetelyn Torch set                             380.00
1    Miller 120 Stick Welder                               480.00
1    10 Ton Chain Hoist                                    200.00
2    SAE Wrench Set                            400.00      800.00
1    3/4" Socket Set                                       100.00
1    52" Manuel Shear                                      800.00
1    3 Phase 10HP Compressor                             1,200.00
1    20 Gallon Water heater                                189.00
1    110 Shore Power Compressor                            280.00

1    6.5K Propane Generator                               3,800.00
1    50000' 14 Gauge Wire                                 7,500.00
1    40000" 16 Gauge Wire                                 1,200.00
1    60000" 12 Gauge Wire                                 4,800.00
1    Kingsley Wire Stamper                               10,000.00
300'      3/8" Loom                           .42           126.00
600' 1/2" Loom                                .50           300.00
500' 5/8" Loom                                .94           470.00
3    14" Air Suspension Bags               140.00           420.00
1    Fantastic Fan                                          150.00
10   48" Flourescent Light Fixtures         16.00           150.00
1    130 yards Carpet                                       480.00
3    20 Ton Hydralic Jacks                  80.00           240.00
400' Weather Stripping                        .92           370.00
1    Complete Slide Out Ram Set                           2,800.00
4    48" Heat Lamps                        200.00           800.00
4    Air Ride Seats                        875.00         3,500.00
2    Flex Steel Electric Seats           1,250.00         2,500.00
1    Pleasure Coach Demo                                225,000.00
1    Custom Coach Demo                                  350,000.00
1    6 gal propane Tank(Vapor)                              387.00
1    Flex Steel Electric Seat Motor                         350.00
500# B5 Stainless Steel Sheets                              980.00
27   Mirrored Stainless Sheets             211.11         5,700.00
1    48X96X1/8 Diamond Tread Plate                          180.00
150' Side Moulding                           1.24           186.00
1    11R22.5 Bridgestone Tire                               280.00
3    Bay Door Latches                      130.00           390.00
3    Tail Light Assemblies                  48.00           144.00
1    Fax Machine                                            240.00
1    Computer                                             3,800.00
4    Office Desks                          150.00           600.00
1    Executive Desk                                         380.00
2    Conference Tables                      80.00           160.00
1    5 Dubic Foot Icebox                                    189.00
1    3 seciton scaffold                                     600.00
1    6' ladder                                               80.00
1     10' extension ladder                                  120.00
1    1994 Mercedes 240 D                                  4,000.00
1    Portable Band Saw                                      240.00
1    30' Band Saw                                           240.00
1    Color Copier                                           800.00
1    Video Door Monitor System                              180.00
40   Door Latch Props                        8.00           320.00
3    Car Stereo systems                    169.00           507.00
1    Enterainment System Speakers                            90.00
200' 12-2 Rolmex Wire                         .37            73.00
1    900 Watt Microwave                                     139.00
2    220 Volt a/c Units                    320.00           640.00
2    BTI Monitoring system                 150.00           300.00
2    Frt Spring Air Ride system            480.00           960.00
2    25 Gal Water Tanks                     85.00           170.00
1    70 Gal Water Tank                                      125.00
2    A Stage Foam Tanks                    300.00           600.00
2    B Stage Foam Tanks                    300.00           600.00
1    Brass Shower Door                                      143.00
1    32 X 80 Entrance Door                                  150.00
150' Strip Lights w/ modular control         4.00           600.00
3000# A Structural Steel-Lower Bay                        1,500.00
700#  Structural Aluminum                                   900.00
KC1024Kingsley in Process                                12,000.00
KC1023Kingsley in Process                                48,000.00
KC1019Kingsley in Process                                38,000.00
KC1021Kingsley in Process                                38,000.00
KC1015Kingsley in Process                                35,000.00
     Assorted Hand tools                                  5,000.00
     Misc Electrical Connectors                             900.00
     Misc Hardware                                          900.00

TOTAL                                                   884,373.00

                                 EXHIBIT C

                          MICRO-HYDRO POWER, INC.

                       AUDITED FINANCIAL STATEMENTS

                            FOR THE YEARS ENDED

                        DECEMBER 31, 1997 AND 1996

          See 10-KSB Annual Report for the year ended December 31, 1997, as previously filed with the Securities and Exchange Commission.

                                EXHIBIT C-1


                          MICRO-HYDRO POWER, INC.

            UNAUDITED BALANCE SHEET AND STATEMENT OF OPERATIONS

               FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998

     See 10-QSB Quarterly Report for the quarter ended September 30, 1998, as previously filed with the Securities and Exchange Commission.

                                 EXHIBIT D


          None.

                                 EXHIBIT E


                        THE KINGSLEY COACH, L.L.C.

                          UNAUDITED BALANCE SHEET

                           FOR THE PERIOD ENDED

                             OCTOBER 31, 1998

                            KINGSLEY COACH, LLC
                                  ASSETS
Current Assets:
     Cash                                    $ 8,945
     Accounts Receivable:
          Trade                    $23,524
          Inter-Company            181,926
          Employee & Pend. Legal    16,571   222,021

     Inventory                               219,065
     Prepaid expenses                              0

     Total Current Assets:                                  450,031

     Leasehold Improvements                   32,499
          Less: Accum. Amortization           (3,168)        29,331

     Utility Deposits                                         3,650

Total Assets:                                               483,012

                                Liabilities

Current Liabilities
     Accounts Payable-Inter/co                    380,725
     Advance Deposits                             483,800
     Payroll Taxes Payable                         27,219

     Total Current Liabilities                              891,744

     Loans Payable:
          Deposit Guaranty                        188,532
          Hibernia Bank                           200,000
          Bert Lancaster                          175,000   563,532


Partners Equity:
     Partners Contribution                       (792,655)
     Undistributed Partners Share                (179,609) (972,264)

Total Liabilities and Partners Equity                       483,012

Note:
An agreement to purchase for inventory demo. purposes two coaches for $285,000 and $217,000.

                                 EXHIBIT F

          None.

                                 EXHIBIT G



Micro-Hydro Power, Inc.
5525 South 900 East, #110
Salt Lake City, Utah 84117

Re: Exchange of Assets and Liabilities of The Kingsley Coach, L.L.C., a Louisiana limited liability company ("Kingsley"), for shares of Micro-Hydro Power, Inc., a Delaware corporation ("Micro-Hydro or the "Company")

Dear Ladies and Gentlemen:

          Pursuant to that certain Agreement and Plan of Reorganization (the "Plan") between the undersigned, Kingsley, the other equity interest holders of Kingsley and Micro-Hydro, I acknowledge that I have approved this exchange; that I am aware of all of the terms and conditions of the Plan; that I have received and personally reviewed a copy of the Plan and any and all material documents regarding the Company, including, but not limited to the 10-KSB Annual Report, the 10-QSB Quarterly Reports and all other Reports of the Company filed with the Securities and Exchange Commission during the past twelve months. I represent and warrant that I have sufficient knowledge and experience to understand the nature of the exchange and am fully capable of bearing the economic risk of the loss of my entire cost basis.

          I further understand that immediately prior to the completion of the Plan, Micro-Hydro had no assets and no liabilities, of any measurable value, and that in actuality, the completion of the Plan and the exchange of my shares of Kingsley for shares of Micro-Hydro results in a decrease in the actual percentage of ownership that my shares of Kingsley represented in Kingsley prior to the completion of the Plan.

          I understand that you have and will make books and records of your Company available to me for my inspection in connection with the contemplated exchange of my shares, options or warrants, and that I have been encouraged to review the information and ask any questions I may have concerning the information of any director or officer of the Company or of the legal and accounting firms for the Company. I understand that the accountant for the Company is Mantyla, McReynolds & Associates, 5872 South 900 East, #250, Salt Lake City, Utah 84121, Telephone (801) 269-1818; and that legal counsel for Micro-Hydro is Leonard W. Burningham, Esq., 455 East 500 South, #205, Salt Lake City, Utah 84111, Telephone (801) 363-7411. I further understand that, upon the completion of the Plan, no accountant, attorney, employee or consultant will have any claim of any kind against the Company for any event or occurrence on or prior to the completion of the Plan.

          I also understand that I must bear the economic risk of ownership of any of the Micro-Hydro shares for a long period of time, the minimum of which will be one (1) year, as these shares are "unregistered" shares and may not be sold unless any subsequent offer or sale is registered with the United States Securities and Exchange Commission or otherwise exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), or other applicable laws, rules and regulations.

          I intend that you rely on all of my representations made herein and those in the personal questionnaire (if applicable) I provided to Kingsley for use by Micro-Hydro as they are made to induce you to issue me the shares of Micro-Hydro under the Plan, and I further represent (of my personal knowledge or by virtue of my reliance on one or more personal representatives), and agree as follows, to-wit:

          1. That the shares being acquired are being received for investment purposes and not with a view toward further distribution;

          2. That I have a full and complete understanding of the phrase "for investment purposes and not with a view toward further distribution";

          3. That I understand the meaning of "unregistered shares and know that they are not freely tradeable;

          4. That any stock certificate issued by you to me in connection with the shares being acquired shall be imprinted with a legend restricting the sale, assignment, hypothecation or other disposition unless it can be made in accordance with applicable laws, rules and regulations;

          5. I agree that the stock transfer records of your Company shall reflect that I have requested the Company not to effect any transfer of any stock certificate representing any of the shares being acquired unless I shall first have obtained an opinion of legal counsel to the effect that the shares may be sold in accordance with applicable laws, rules and regulations, and I understand that any opinion must be from legal counsel satisfactory to the Company and, regardless of any opinion, I understand that the exemption covered by any opinion must in fact be applicable to the shares;

          6. That I shall not sell, offer to sell, transfer, assign, hypothecate or make any other disposition of any interest in the shares, options or warrants being acquired except as may be pursuant to any applicable laws, rules and regulations;

          7. I fully understand that my shares which are being exchanged for shares of the Company are "risk capital," and I am fully capable of bearing the economic risks attendant to this investment, without qualification; and

          8. I also understand that without approval of counsel for Micro-Hydro, all shares of Micro-Hydro to be issued and delivered to me in exchange for my shares of Kingsley shall be represented by one certificate only and which such certificate shall be imprinted with the following legend or a reasonable facsimile thereof on the front and reverse sides thereof:

          The shares, options or warrants of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred unless compliance with the registration provisions of such Act has been made or unless availability of an exemption from such registration provisions has been established, or unless sold pursuant to Rule 144 under the Act.

          Any request for more than one stock certificate must be accompanied by a letter signed by the requesting stockholder setting forth all relevant facts relating to the request. Micro-Hydro will attempt to accommodate any stockholders' request where Micro-Hydro views the request is made for valid business or personal reasons so long as in the sole discretion of Micro-Hydro, the granting of the request will not facilitate a "public" distribution of unregistered shares of Micro-Hydro.

          You are requested and instructed to issue a stock certificate as follows, to-wit:

                         Verdo Lancaster and Frieda M. Lancaster JTRS
                         33236 Walker North
                         Walker, LA 70785

                         Dated this 18th day of December, 1998.

                         /s/Verdo Lancaster

                         DRK, Inc.
                         14010 Sunfish Lake Blvd.
                         Anoka, MN 55303

                         Dated this 18th day of December, 1998.

                         /s/Catherine Dickenson

                         Richard K. Duston and Linda L. Duston, JTRS
                         904 College Street
                         Columbus, MS 39701

                         Dated this 18th day of December, 1998.

                         /s/Richard Duston

                                 EXHIBIT H
                    CERTIFICATE OF OFFICER PURSUANT TO

                   AGREEMENT AND PLAN OF REORGANIZATION


          The undersigned, the President of Micro-Hydro Power, Inc., a Delaware corporation ("Micro-Hydro"), represents and warrants the following as required by the Agreement and Plan of Reorganization (the "Plan") between Micro-Hydro and The Kingsley Coach, L.L.C., a Louisiana limited liability company ("Kingsley"), and the Kingsley Stockholders, to-wit:

          1. That the undersigned is the President of Micro-Hydro and has been authorized and empowered by its Board of Directors to execute and deliver this Certificate to Kingsley and the Kingsley Stockholders;

          2. Based upon the personal knowledge, information and belief of the undersigned and opinions of counsel for Micro-Hydro regarding the Plan:

              (i) All representations and warranties of Micro-Hydro contained within the Plan are true and correct;

             (ii) Micro-Hydro has complied with all terms and provisions required of it pursuant to the Plan; and

            (iii) There have been no material adverse changes in the financial position of Micro-Hydro as set forth in its financial statements for the years ended December 31, 1997 and 1996, and September 30, 1998, except as set forth in Exhibit D to the Plan.

                              MICRO-HYDRO POWER, INC.


                              By/s/Quinton N. Hamilton
                                   Quinton N. Hamilton, President

                                 EXHIBIT I


                    CERTIFICATE OF OFFICER PURSUANT TO

                   AGREEMENT AND PLAN OF REORGANIZATION


          The undersigned, the President of The Kingsley Coach, L.L.C., a Louisiana limited liability company ("Kingsley"), represents and warrants the following as required by the Agreement and Plan of Reorganization (the "Plan") between Kingsley, the Kingsley Stockholders and Micro-Hydro Power, Inc., a Delaware corporation ("Micro-Hydro"), to-wit:

          1. That he is the President of Kingsley and has been authorized and empowered by its Board of Directors to execute and deliver this Certificate to Micro-Hydro;

          2.   Based on his personal knowledge, information, belief:

              (i) All representations and warranties of Kingsley contained within the Plan are true and correct;

             (ii) Kingsley has complied with all terms and provisions required of it pursuant to the Plan; and

            (iii) There have been no material adverse changes in the financial position of Kingsley as set forth in its balance sheet dated October 31, 1998, except as set forth in Exhibit F to the Plan.


                              THE KINGSLEY COACH, L.L.C.


                              By/s/Ralph Dickenson
                              Ralph Dickenson,  President

                              /s/Ralph Dickenson
                              Ralph Dickenson, Personally